Exhibit 99.1

Flux Power Reports Fiscal Full Year 2023 Financial Results

Fiscal Full Year 2023 Revenue Increased 57% to $66.3 Million

Fiscal Full Year 2023 Gross Profit Increased 134% to $17.1 Million

Fiscal Full Year 2023 Net Cash Used in Operating Activities Decreased 85%

Strong Fortune 500 Customer Order Backlog

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — September 21, 2023 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal fourth quarter and year ended June 30, 2023.

Key Financial & Operational Highlights for the Fourth Quarter and Fiscal Year 2023

($ millions)	Full Year Comparison				Q4 Comparison
	FY 2023	FY 2022	$ Change YoY	% Change YoY	Q4-2023	Q4-2022	$ Change QoQ	% Change QoQ
Revenue	$66.3	$42.3	$24.0	57%	$16.3	$15.2	$1.1	7%
Gross Profit	$17.1	$7.3	$9.8	134%	$4.3	$3.0	$1.3	43%
Gross Margin	26%	17%	—	9%	27%	20%	—	7%
Adjusted EBITDA	$-3.7	$-14.1	$10.4	—	$-0.6	$-2.2	$1.6	—

●	Net cash used in operating activities decreased 64% in Q4’23 compared to Q4’23 and 85% for the year ended June 30, 2023, compared to the year ended June 30, 2022.

●	Adjusted EBITDA loss decreased 73% in Q4’23 compared to Q4’22 and decreased 74% for the year ended June 30, 2023, compared to the year ended June 30, 2022.

●	Secured a new $15 million credit facility from Gibraltar Business Capital (“GBC”) to fund working capital and to repay its existing credit facility with Silicon Valley Bank (“SVB”).

●	Commenced implementation of Artificial Intelligence (AI) features for SkyBMS™ Telematics Platform to drive more informed decision-making and maximize operational efficiency.

●	Opened a new Atlanta facility to supplement customer support services in response to growth in nationwide sales of lithium-ion battery packs, enabling faster response times to Flux Power’s nationwide customer base.

●	Strategic Supply Chain & Profitability Improvement Initiatives continued to accelerate the path to cash flow breakeven.

●	Completed UL Solutions compliance testing to obtain third-party, safety and durability certification for its next-generation clean energy battery technology.

●	Added three customers having large fleets this past quarter and 8 new customers in 2023, reflecting customers desire to fulfill long-term fleet needs of replacing lead acid battery packs with lithium-ion.

Backlog Summary

The backlog status is a point in time measure but in total reflects underlying pacing of orders:

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
March 31, 2022	$31,415,000	$20,495,000	$13,317,000	$38,593,000
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000
March 31, 2023	$30,352,000	$9,751,000	$15,087,000	$25,016,000
June 30, 2023	$25,016,000	$19,780,000	$16,252,000	$28,544,000

CEO Commentary

“A high priority for us remains reaching cash flow breakeven, and we made good progress during fiscal 2023 by improving Adjusted EBITDA from a loss of $14.1 million in fiscal year 2022 to a loss of $3.7 million in fiscal year 2023, an improvement of $10.4 million. We executed on our initiatives to improve gross margins while continuing to grow our revenue at an annual rate of 57%. We added on average two new major customers each quarter while maintaining orders from existing customers.

“Managing our business growth and margin expansion has required careful priorities as part of our strategy to protect shareholder value. We migrated from our Silicon Valley Bank facility to a new $15 million credit facility with Gibraltar bank which provides lower interest rates, a two-year term, and the potential to expand the facility to $20 million to accommodate higher working capital needs as our business grows. This facility, along with our improvement in operating cash requirements, supports our current business growth. Additional credit support is provided by our unused $4.0 million subordinated line of credit (“Subordinated LOC”).

“Turning to near-term developments, firstly, we are now working to implement Artificial Intelligence features and capabilities into our SkyBMS Telematics platform, which delivers insight into equipment fleet’s usage so customers can make more informed decisions to maximize operational efficiency. With AI, we can anticipate and resolve issues before they happen, addressing the number one driver in fleet management - minimizing downtime of the equipment. Secondly, we have begun a staged launching of our updated product platform that includes the rollout of “heavy duty” models for more demanding performance, which should provide added revenue opportunities.

“To supplement our customer support for almost 20,000 lithium-ion battery packs deployed nationwide we recently announced the opening of our new Atlanta facility. This facility will enable faster response times to our customer base with an effective service and call center capability. Investment in the Atlanta office broadens our geographic footprint to bring comprehensive and responsive services to customers in the eastern half of the U.S. while also, and importantly, resulting in significantly lower service logistics costs.

“As global supply chain disruptions have lessened, we decreased our inventory balance to $19.0 million as of June 30, 2023. We did experience a lengthening of forklift OEM delivery timelines in the material handling sector that partially offset our reductions to inventory levels. To address disruptions and reduce excess inventory we have improved lean manufacturing processes and supply chain management. We have launched an automated cell module production initiative to streamline cell module SKU management and facilitate adoption of future cell suppliers that have lower costs and new technologies.

“Looking ahead, we believe our current growth and cash initiatives provide the solid operating base to build the scale necessary to be the leading provider to large Fortune 500 material handling fleets. To leverage this growth strategy we are in the early stages of exploring and developing partnerships with vendors, technology partners, and opportunities to expand our business footprint. I look forward to additional announcements in the months to come as we strive to create long-term sustainable growth and shareholder value,” concluded Dutt.

Q4’23 Financial Results

Revenue for the fiscal fourth quarter of 2023 increased by 7% to $16.3 million compared to $15.2 million in the fiscal fourth quarter of 2022, driven a higher volume of units sold with higher average selling prices, including a higher mix of Airport Ground Support Equipment “GSE” sales.

Gross profit for the fiscal fourth quarter of 2023 increased to $4.3 million compared to a gross profit of $3.0 million in the fiscal fourth quarter of 2022. Gross margin was 27% in the fiscal fourth quarter of 2023 as compared to 20% in the fiscal fourth quarter of 2022, reflecting higher volume of units sold with greater gross margin and lower cost of sales as a result of the gross margin improvement initiatives. Gross margin was sequentially lower in fiscal fourth quarter of 2023 than the third quarter, primarily reflecting a higher mix of lower margin products.

Adjusted EBITDA was a loss of $0.6 million in the fiscal fourth quarter of 2023 as compared to a loss of $2.2 million in the fiscal fourth quarter of 2022, driven by the improved gross margins.

Selling & Administrative expenses remained unchanged at $4.1 million in the fiscal fourth quarter of 2023, reflecting improving operating leverage for our ongoing revenue growth.

Research & Development expenses decreased slightly to $1.3 million in the fiscal fourth quarter of 2023, compared to $1.4 million in the fiscal fourth quarter of 2022, primarily due to lower expenses related to the development of new products.

Net loss for the fiscal fourth quarter of 2023 was $1.5 million as compared with a net loss of $2.7 million in the fiscal fourth quarter of 2022, with improvement principally reflecting increased gross profit, slightly offset by increased operating expenses and interest expense.

FY’23 Financial Results

Revenue for the fiscal year 2023 increased by 57% to $66.3 million compared to $42.3 million in the fiscal year 2022, driven by sales of energy storage solutions with higher average selling prices and a higher volume of units sold, driven by significant increases in GSE sales.

Gross Profit for the fiscal year 2023 increased to $17.1 million compared to a gross profit of $7.3 million in the fiscal year 2022. Gross margin was 26% in the fiscal year 2023 as compared to 17% in the fiscal year 2022, reflecting a higher volume of units sold with greater gross margin and lower cost of sales as a result of the gross margin improvement initiatives.

Adjusted EBITDA was a loss of $3.7 million in the fiscal year 2023 as compared to a loss of $14.1 million in the fiscal year 2022, driven by the improved gross margins.

Selling & Administrative expenses increased to $17.6 million in the fiscal year 2023 from $15.5 million in the fiscal year 2022, primarily attributable to increases in outbound shipping costs, depreciation expense, insurance premiums, severance expenses, new hires, partially offset by decreases in commissions, bad debt expenses, consulting fees, public relations expenses, and stock-based compensation.

Research & Development expenses decreased to $4.9 million in the fiscal year 2023, compared to $7.1 million in the fiscal year 2022, primarily due to lower expenses related to the development of new products.

Net loss for the fiscal year 2023 was $6.7 million as compared with a net loss of $15.6 million in the fiscal year 2022, with improvement principally reflecting increased gross profit, partially offset by increased operating expenses and interest expense.

Cash was $2.4 million at June 30, 2023, as compared to $0.5 million at June 30, 2022. Available working capital includes: our line of credit as of September 8, 2023, under our $15.0 million credit facility from Gibraltar Business Capital with a remaining available balance of $4.0 million; and $4.0 million available under the subordinated line of credit (“Subordinated LOC”).

Net cash used in operating activities decreased to $3.6 million in fiscal year 2023 compared to $23.9 million in fiscal year 2022, primarily due to a decrease in net loss and an increase in accounts payable.

Fourth Quarter & Full Fiscal Year 2023 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, September 21, 2023
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13739638

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1622559&tp_key=bfd2206c1f and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through December 31, 2023.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13739638

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization, and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Years Ended June 30,
	2023	2022
Net loss	$(6,741,000)	$(15,609,000)
Interest, net	1,339,000	252,000
Income tax provision	-	-
Depreciation and amortization	899,000	575,000
EBITDA	(4,503,000)	(14,782,000)
Stock-based compensation	798,000	711,000
Adjusted EBITDA	$(3,705,000)	$(14,071,000)

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog: Flux Power Blog

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Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	June 30, 2022

ASSETS

Current assets:
Cash	$2,379,000	$485,000
Accounts receivable	8,649,000	8,609,000
Inventories, net	18,996,000	16,262,000
Other current assets	918,000	1,261,000
Total current assets	30,942,000	26,617,000

Right of use asset	2,854,000	2,597,000
Property, plant and equipment, net	1,789,000	1,578,000
Other assets	120,000	89,000

Total assets	$35,705,000	$30,881,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,735,000	$6,645,000
Accrued expenses	3,181,000	2,209,000
Revolving line of credit	9,912,000	4,889,000
Deferred revenue	131,000	163,000
Customer deposits	82,000	175,000
Finance lease payable, current portion	143,000	-
Office lease payable, current portion	644,000	504,000
Accrued interest	2,000	1,000
Total current liabilities	23,830,000	14,586,000

Long term liabilities:
Finance lease payable, less current portion	273,000	-
Office lease payable, less current portion	2,055,000	2,361,000

Total liabilities	26,158,000	16,947,000

Stockholders’ equity:
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,462,215 and 15,996,658 shares issued and outstanding at June 30, 2023 and June 30, 2022, respectively	16,000	16,000
Additional paid-in capital	98,086,000	95,732,000
Accumulated deficit	(88,555,000)	(81,814,000)
Total stockholders’ equity	9,547,000	13,934,000
Total liabilities and stockholders’ equity	$35,705,000	$30,881,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended June 30,
	2023	2022
Revenues	$66,337,000	$42,333,000
Cost of sales	49,237,000	35,034,000

Gross profit	17,100,000	7,299,000

Operating expenses:
Selling and administrative	17,620,000	15,515,000
Research and development	4,890,000	7,141,000
Total operating expenses	22,510,000	22,656,000

Operating loss	(5,410,000)	(15,357,000)

Other income (expense):
Other income	8,000	-
Interest expense	(1,339,000)	(252,000)

Net loss	$(6,741,000)	$(15,609,000)

Net loss per share - basic and diluted	$(0.42)	$(1.01)

Weighted average number of common shares outstanding - basic and diluted	16,055,256	15,439,530

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(6,741,000)	$(15,609,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	899,000	575,000
Stock-based compensation	798,000	711,000
Fair value of warrants issued as debt discount cost	-	253,000
Amortization of debt issuance costs	482,000	-
Noncash lease expense	512,000	438,000
Allowance for inventory reserve	-	61,000
Changes in operating assets and liabilities:
Accounts receivable	(40,000)	(2,512,000)
Inventories	(2,734,000)	(5,810,000)
Other current assets	(170,000)	(802,000)
Accounts payable	3,090,000	(530,000)
Accrued expenses	972,000	(374,000)
Deferred revenue	(32,000)	139,000
Accrued interest	1,000	(1,000)
Office lease payable	(518,000)	(436,000)
Customer deposits	(93,000)	4,000
Net cash used in operating activities	(3,574,000)	(23,893,000)

Cash flows from investing activities
Purchases of equipment	(1,032,000)	(797,000)
Proceeds from sale of fixed assets	8,000	-
Net cash used in investing activities	(1,024,000)	(797,000)

Cash flows from financing activities:
Proceeds from the issuance of common stock in registered direct offering, net of offering costs	-	13,971,000
Proceeds from the issuance of common stock in public offering, net of offering costs	1,556,000	1,602,000
Proceeds from revolving line of credit	63,400,000	8,450,000
Payment of revolving line of credit	(58,377,000)	(3,561,000)
Payment of financed leases	(87,000)	-
Net cash provided by financing activities	6,492,000	20,462,000

Net change in cash	1,894,000	(4,228,000)
Cash, beginning of period	485,000	4,713,000

Cash, end of period	$2,379,000	$485,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

Initial right of use asset recognition	$855,000	$-
Common stock issued for vested RSUs	$417,000	$21,000
Supplemental cash flow information:
Interest paid	$1,127,000	$151,000